UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   April 14, 2014

OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-53713	27-0383995
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN	56538-0496
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (866) 410-8780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
 On April 14, 2014, Mr. Gary J. Spies retired from the Board of Directors of Otter Tail Corporation (the Company) at the time of the 2014 Annual Meeting of Shareholders as required by the retirement provisions of the Company’s Governance Guidelines.

(d)
 On April 14, 2014, the Board of Directors of the Company elected Timothy J. O’Keefe to serve as a member of the Board of Directors.  Mr. O’Keefe fills the vacancy created by the retirement of Mr. Spies.  The appointment is effective April 14, 2014. He will serve the remainder of that term, which expires on the date of the Company’s 2016 Annual Meeting of Shareholders. Mr. O’Keefe has been appointed to the Corporate Governance Committee of the Board of Directors.

 There are no arrangements or understandings between Mr. O’Keefe and any other persons pursuant to which Mr. O’Keefe was selected as a Director.  Mr. O’Keefe does not have a direct or indirect material interest in any currently proposed transaction to which the Company was or is to be a participant in which the amount involved exceeds $120,000, nor has Mr. O’Keefe had a direct or indirect material interest in any such transactions since the beginning of the Company’s last fiscal year.  Mr. O’Keefe will be compensated for his service on the Board of Directors in accordance with the Summary of Non-Employee Director Compensation filed as Exhibit 10.4 to this report.

 Mr. O’Keefe retired recently as the Executive Vice President of the University of North Dakota (UND) Alumni Association and Chief Executive Officer of the UND Foundation.  He is an entrepreneur and senior executive with strong North Dakota and Midwestern connections and has led retail, financial and non-profit organizations for 35 years.

(e)
               On April 14, 2014, the shareholders of the Company approved the Company’s 2014 Stock Incentive Plan. The Company’s 2014 Stock Incentive Plan allows the Company to provide compensation through various stock-based arrangements.  The material terms of the 2014 Stock Incentive Plan are disclosed in the Company’s Proxy Statement for its 2014 Annual Meeting of Shareholders filed with the Securities and Exchange Commission (SEC) on March 3, 2014 and are incorporated herein by reference. The 2014 Stock Incentive Plan was filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on April 17, 2014 and is incorporated herein by reference.

               The forms of the Performance Award Agreement, Restricted Stock Award Agreement for Executive Officers and Restricted Stock Award Agreement for Directors which were approved by the Compensation Committee of the Board of Directors for use under the 2014 Stock Incentive Plan are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this report and incorporated herein by reference. The terms of these agreements are substantially the same as the terms of the agreements used by the Company under its 1999 Stock Incentive Plan, as amended, which have been filed previously with the SEC, except that the maximum payout for awards under the 2014 Performance Award Agreement was reduced to 150% of target when the Company’s total shareholder return (TSR) ranking is in the 75th percentile or greater of the companies in the Edison Electric Institute (EEI) Index. Previously, the maximum payout was set at 200% of target when the Company’s TSR ranking was in the 85th percentile or greater of the companies in the EEI Index.

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Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company held its Annual Shareholder Meeting on April 14, 2014.  A total of 36,340,637 shares of the Company’s common stock were entitled to vote as of February 14, 2014, the record date of which 28,129,807 were voted in person or by proxy at the Annual Meeting.  The matters voted upon and approved by the Company’s shareholders were:

(1)	the election of three members to the Board of Directors; and

(2)	the approval, in a non-binding advisory vote, of the compensation provided to the Named Executive Officers as described in the proxy statement; and

(3)	the adoption of the Otter Tail Corporation 2014 Stock Incentive Plan; and

(4)	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014.

The following is a summary of the voting results for each matter presented to the shareholders:

Election of Directors:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
John D. Erickson	18,726,717	588,279	8,814,811
Nathan I. Partain	18,736,506	578,490	8,814,811
James B. Stake	18,782,672	532,324	8,814,811

All three directors were re-elected to serve three year terms expiring at the time of the 2017 Annual Shareholder Meeting.

Approval of compensation provided to the Named Executive Officers as described in the proxy statement:
Votes For	Votes Against	Votes Abstained	Broker Non-Votes
24,630,886	1,806,830	1,692,091	-

Adoption of the Otter Tail Corporation 2014 Stock Incentive Plan:
Votes For	Votes Against	Votes Abstained	Broker Non-Votes
18,175,543	915,129	224,324	8,814,811

Ratification of the Appointment of Deloitte & Touche LLP:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
26,757,180	1,237,202	135,425	-

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Item 9.01.  Financial Statement and Exhibits

(d)             Exhibits

10.1           Form of 2014 Performance Award Agreement
10.2           Form of 2014 Restricted Stock Award Agreement for Executive Officers
10.3           Form of 2014 Restricted Stock Award Agreement for Directors
10.4           Summary of Non-Employee Director Compensation
10.5           Second Amendment of Deferred Compensation Plan for Directors (2003 Restatement), as amended

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION
Date: April 17, 2014

	By	/s/ George A. Koeck
George A. Koeck
General Counsel & Corporate Secretary

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of 2014 Performance Award Agreement

10.2	Form of 2014 Restricted Stock Award Agreement for Executive Officers

10.3	Form of 2014 Restricted Stock Award Agreement for Directors

10.4	Summary of Non-Employee Director Compensation

10.5	Second Amendment of Deferred Compensation Plan for Directors (2003 Restatement), as amended

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